UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 21, 2016

ATLAS AMERICA PUBLIC #11-2002 LTD.

(Exact name of registrant specified in its charter)

Delaware	000-50246	02-0600231
(State or Other Jurisdiction Of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Park Place Corporate Center One

1000 Commerce Drive, Suite 400

Pittsburgh, PA 15275

(Address of principal executive offices, zip code)

Registrant’s telephone number, including area code: (412) 489-0006

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On September 21, 2016, the sole member of Atlas Resources, LLC, the managing general partner (the “Managing General Partner”) of Atlas America Public #11-2002 LTD. (the “Partnership”), expanded the board of directors of the Managing General Partner (the “Board”) from two to five directors. In addition to existing directors Freddie Kotek and Daniel Herz, Gary Lichtenstein, Chris Shebby and Jeffrey Slotterback were added as members of the Board. Messrs. Kotek, Herz and Slotterback are employees of an affiliate of the Managing General Partner and their term of service on the Board is until the appointment of a successor or death, resignation or removal. The other directors, Messrs. Lichtenstein and Shebby, are not employees of the Managing General Partner or any of its affiliates and were appointed to initial one-year terms, with annual compensation of $30,000.

Messrs. Lichtenstein and Shebby served on a special committee of the Board that approved the sale of all of the Partnership’s assets to the Managing General Partner pursuant to an Assignment and Bill of Sale, dated October 25, 2016, and the eventual liquidation of the Partnership.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 9, 2016	ATLAS AMERICA PUBLIC #11-2002 LTD. By: Atlas Resources, LLC, its Managing General Partner

	By:	/s/ Jeffrey M. Slotterback
		Name:	Jeffrey M. Slotterback
		Title:	Chief Financial Officer of the Managing General Partner